EXHIBIT 23(j)(ii)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 30, 2002 included in the Diamond Hill Fund's December 31, 2001 Annual Report on Form N30-D, on the financial statements of the Diamond Hill Funds, which include the Focus Fund, Small Cap Fund, Large Cap Fund and Bank and Financial Fund, as of and for the periods ended December 31, 2001.


                                                Crowe, Chizek and Company LLP


Columbus, Ohio
April 25, 2002